================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             GLIMCHER REALTY TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[GLIMCHER LOGO]

                             GLIMCHER REALTY TRUST
                             20 South Third Street
                              Columbus, Ohio 43215

                                                                  March 28, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 annual meeting of shareholders which will be held on Monday, May 12, 1997, beginning at 11:00 a.m. at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

     Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                            Sincerely,

                                            /S/ HERBERT GLIMCHER

                                            HERBERT GLIMCHER
                                            Chairman

                             GLIMCHER REALTY TRUST

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1997

                            ------------------------

     The annual meeting of shareholders of Glimcher Realty Trust (the "Company") will be held at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215 on Monday, May 12, 1997 at 11:00 a.m., local time, for the following purposes:

     1. To elect two trustees to serve until the 2000 annual meeting of shareholders and until their successors are elected and qualify.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Trustees has fixed March 26, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                            By Order of the Board of Trustees

                                        /s/ George A. Schmidt
                                            GEORGE A. SCHMIDT
                                            Secretary

March 28, 1997
Columbus, Ohio

[GLIMCHER LOGO]


                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                              COLUMBUS, OHIO 43215

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held on Monday, May 12, 1997 at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about March 28, 1997.

     At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of two trustees to serve until the 2000 annual meeting of shareholders and until their successors are elected and qualify;

     2. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1997; and

     3. Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Common Shares at the close of business on March 26, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 21,888,931 Common Shares were outstanding.

     A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

     In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on any Proposal.

     The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the

Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

     The Company's Board of Trustees (the "Board") currently consists of seven members. The trustees currently are divided into three classes, consisting of three members (the "Class I Trustees") whose terms will expire at the 1998 annual meeting of shareholders, two members (the "Class II Trustees") whose terms expire at the 1999 annual meeting of shareholders and two members (the "Class III Trustees") whose terms will expire at this Annual Meeting of shareholders.

     Pursuant to the Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, all of the Class III Trustees will be elected to hold office for a term of three years until the annual meeting of shareholders to be held in 2000, and until their respective successors are duly elected and qualify.

     EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a trustee if elected.

     The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals.

     Other than David J. Glimcher and Michael P. Glimcher, who are brothers, and Herbert Glimcher, the father of David J. Glimcher and Michael P. Glimcher, none of the other trustees or executive officers of the Company are related to each other. During the fiscal year ended December 31, 1996, Mr. Fred A. Zantello, formerly the Executive Vice President of the Company until January 3, 1997, was also a trustee of the Company until his term expired in May 1996.

NOMINEES FOR ELECTION AS CLASS III TRUSTEES

     David J. Glimcher, 44, has been a trustee and the President and Chief Executive Officer of the Company since September 1993. He served as President and Chief Executive Officer of The Glimcher Company since 1987. From 1984 until 1987, he was Vice President of The Glimcher Company with responsibilities for operations, leasing, acquisitions and development. Mr. Glimcher is a member of ICSC and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") and is active in several charitable and cultural organizations. Mr. Glimcher is a member of the Executive Compensation Committee and Executive Committee of the Board.

     Herbert Glimcher, 68, has been a trustee and Chairman of the Company since its inception in September 1993. He served as Chairman of The Glimcher Company since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development having been instrumental in the management, acquisition and development of over 100 shopping centers during his approximately 36 year career in real estate. Mr. Glimcher is a member of the International Council of

Shopping Centers ("ICSC") and is active in several charitable and cultural organizations. Mr. Glimcher is a member of the Executive Committee and Executive Compensation Committee of the Board.

OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

     Philip G. Barach, 67, has been a trustee of the Company since January 1994. He is currently a private investor and was the chairman of the board of U.S. Shoe Corporation, a national retailer, from 1990 until 1993. Prior thereto, he was the chairman of the board, president and chief executive officer of U.S. Shoe Corporation. He currently serves as a member of the Board of Directors of Union Central Life Insurance Company, R.G. Barry Corporation and Bernard Chaus, Inc. He is also the Chairman of the Board of Advisors of the College of Nursing & Health, a division of the University of Cincinnati. Mr. Barach is a Class I Trustee and a member of the Audit Committee and Executive Compensation Committee of the Board.

     Oliver Birckhead, 74, has been a trustee of the Company since January 1994. He has been a private investor since 1988 and was the president and chief executive officer of The Central Bancorporation, a registered bank holding company, from 1969 until his retirement in 1988. Mr. Birckhead is a trustee of the Cincinnati Art Museum and is active in several other charitable and cultural organizations. Mr. Birckhead is a Class I Trustee and a member of the Audit Committee and Executive Compensation Committee of the Board.

     E. Gordon Gee, 53, has been a trustee of the Company since January 1994. He has been the president of The Ohio State University since 1990. Prior thereto, he was president of the University of Colorado from 1985 to 1990. He is a member of the Board of Directors of Banc One Corporation, The Limited, Inc., Asarco, Inc. and Intimate Branch. He also serves on the Board of Advisors or Directors of the American Council on Education, the Advisory Council of Presidents to the Association of Governing Boards of Universities and Colleges and the President's Commission of the National Collegiate Athletic Association. Mr. Gee has received many honors in the fields of law and education and is active in many charitable and cultural organizations. He is a Class I Trustee and a member of the Executive Compensation Committee of the Board.

     William R. Husted, 60, has been a trustee of the Company since May 1996. He has been the Senior Vice President of Construction of the Company since September 1996. Prior thereto, he served as Vice President of Development Services of the Company since January 1996 and as Vice President of Construction of the Company from September 1993 until January 1996. From 1985 to 1988, Mr. Husted served as Vice Director of Construction of the Company's predecessor, The Glimcher Company, until he was promoted in 1988 to Director of Construction of The Glimcher Company. Mr. Husted is a Class II Trustee and a member of the Executive Committee of the Board.

     Alan R. Weiler, 63, has been a trustee of the Company since January 1994. Mr. Weiler has been the president of Archer-Meek-Weiler Agency Inc., an insurance agency, since 1970. He is presently a member of the Board of Directors of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee and a member of the Audit Committee and Executive Compensation Committee of the Board.

BOARD OF TRUSTEES' MEETINGS

     During the Company's fiscal year ended December 31, 1996, the Board held four regular quarterly meetings and five special meetings. All of the trustees attended at least 75% of the aggregate of (i) all of the Board meetings and (ii) with respect to each trustee, all of the Board Committees on which such individual serves.

BOARD COMMITTEES

     The Board has an Audit Committee, an Executive Committee and an Executive Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of that committee.

     The Audit Committee is composed of Messrs. Barach, Birckhead and Weiler. The function of the Audit Committee is to review the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee also reviews related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met four times during the fiscal year ended December 31, 1996.

     The Executive Committee is composed of Messrs. Herbert Glimcher, David J. Glimcher and William Husted. The function of the Executive Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the Bylaws of the Company or under applicable law. The Executive Committee met eight times during the fiscal year ended December 31, 1996.

     The Executive Compensation Committee is composed of Messrs. David J. Glimcher, Philip G. Barach, E. Gordon Gee, Alan R. Weiler, Herbert Glimcher and Oliver Birckhead. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers. In addition, the members of the Executive Compensation Committee are authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan") and the 1993 Trustee Share Option Plan (the "Trustee Plan" and together with the Employee Plan, the "Option Plans"). The Executive Compensation Committee met three times during the fiscal year ended December 31, 1996.

TRUSTEES' COMPENSATION

     Each non-employee trustee of the Company receives an annual fee of $15,000, plus a fee of $1,000 for each meeting attended, and is eligible, pursuant to the provisions of the Trustee Plan, to receive grants of options to purchase Common Shares. It is the Company's current intention to make annual grants of options to purchase 1,000 Common Shares to each non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

     On March 14, 1996, Messrs. Barach, Birckhead, Gee and Weiler were each granted, under the Trustee Plan, options to purchase 1,000 Common Shares at an exercise price of $17.00 per share. The options granted to Messrs. Barach, Birckhead, Gee and Weiler were exercisable immediately upon the grant thereof.
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF DAVID GLIMCHER AND HERBERT GLIMCHER TO SERVE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.
--------------------------------------------------------------------------------

                                   PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board and the Audit Committee have appointed the firm of Coopers & Lybrand L.L.P., which firm was engaged as independent public accountants for the fiscal year ended December 31, 1996, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. A proposal to ratify this appointment is being presented to the shareholders at the Annual Meeting. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

     The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board. Mr. Fred A. Zantello, who during the fiscal year ended December 31, 1996 served as Executive Vice President of the Company, resigned as an executive officer of the Company on January 3, 1997 and Mr. Vincent F. Ferrini, Executive Vice President of Operations of the Company, resigned from the Company on February 13, 1997. Additionally, Mr. Terry A. Schreiner, Senior Vice President and Chief Financial Officer of the Company, has announced his intention to resign from the Company effective April 15, 1997. Mr. William Cornely, currently a partner of Coopers & Lybrand L.L.P., will be replacing Mr. Schreiner as Senior Vice President and Chief Financial Officer of the Company upon Mr. Schreiner's resignation. Biographical information regarding Messrs. Schreiner and Cornely, is set forth below.

     David J. Glimcher, President and Chief Executive Officer. Biographical information regarding Mr. David J. Glimcher is set forth under "Proposal
1 -- Election of Trustees."

     Herbert Glimcher, Chairman of the Board. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1 -- Election of Trustees."

     Terry A. Schreiner, 55, Senior Vice President and Chief Financial Officer of the Company since March 1996. Mr. Schreiner served as First Vice President of Operations at Kemper Financial Services Company, an asset management firm, from 1992 to 1996. From 1988 to 1992, Mr. Schreiner was the Chief Financial Officer of Baird & Warner, a full service real estate company, where, from 1971 to 1988, Mr. Schreiner held various positions, including Senior Vice President, Secretary, Treasurer and Controller. Mr. Schreiner is currently a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

     William Cornely, 47. Mr. Cornely, who will serve as Senior Vice President and Chief Financial Officer of the Company commencing April 15, 1997, has been associated with the international accounting firm of Coopers & Lybrand L.L.P. since 1977 and has been a partner of such firm since 1986. Mr. Cornely has a B.S. degree from The Ohio State University. Mr. Cornely is a member of both the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants.

     Timothy C. Getz, 40, Senior Vice President and Chief Investment Officer of the Company since September 1996, Senior Vice President of Finance and Investments since August 1995, and Treasurer of the Company since January 1996. In addition, from January 1996 through March 1996 Mr. Getz temporarily served as Chief Financial Officer of the Company. Prior thereto, Mr. Getz was employed at Ohio Public Employees Retirement System in Columbus, Ohio from 1981 to 1995 where he held numerous positions, including Assistant Investment Officer, the position he held for more than five years until immediately prior to leaving such company. As Assistant Investment Officer of Ohio Public Employees Retirement System Mr. Getz managed investments in wholly owned properties, mortgages and investments in public real estate companies. Mr. Getz is currently a member of the Pension Fund Real Estate Association, a council member of the Urban Land Institute, serves on the Board of Governors of the National Association of Real Estate Investors and is a member of the Editorial Board of Institutional Real Estate Newsletter.

     Michael P. Glimcher, 29, Senior Vice President of Leasing since September 1996 and Vice President of Leasing since April 1995. Prior thereto, Mr. Glimcher served as the Company's Director of Leasing Administration since its inception in 1993. Prior thereto, Mr. Glimcher served as the Director of the Leasing Administration of The Glimcher Company from the time he joined The Glimcher Company in 1991. Mr. Glimcher attended Arizona State University and graduated in 1990.

     William R. Husted, 60, Senior Vice President of Construction. Biographical information regarding Mr. Husted is set forth under "Proposal 1 -- Election of Trustees."

     George A. Schmidt, 49, Senior Vice President of the Company since September 1996 and General Counsel and Secretary of the Company since May 1996. Mr. Schmidt has over 23 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University, and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by David J. Glimcher, the Company's Chief Executive Officer, and the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal year ended December 31, 1996.

     Prior to the Company's initial public offering in January 1994, the Company's executive officers did not receive any form of compensation for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    COMMON
                                            ANNUAL COMPENSATION(1)                  SHARES
                                  ------------------------------------------      UNDERLYING
  NAME & PRINCIPAL POSITION         YEAR        SALARY(2)          BONUS           OPTIONS
------------------------------    --------     ------------     ------------     ------------
David J. Glimcher                   1996         $300,168         $ 75,000           50,000
President and Chief                 1995         $300,041                0                0
Executive Officer                   1994         $279,874         $100,000           50,000
Herbert Glimcher                    1996         $325,168         $ 85,000           50,000
Chairman of the Board               1995         $325,504                0                0
                                    1994         $310,815         $100,000           50,000
William R. Husted                   1996         $178,297         $ 40,000           10,000
Senior Vice President of            1995         $135,445                0                0
Construction                        1994         $113,922         $ 20,000           12,500
Timothy C. Getz.                    1996         $172,668         $ 35,000                0
Senior Vice President and           1995         $ 33,809                0           15,000
Chief Investment Officer(3)
Fred A. Zantello                    1996         $149,301                0           10,000
Executive Vice President(4)         1995         $198,388                0                0
                                    1994         $188,261         $ 50,000           25,000

---------------

                                                        (Footnotes on next page)

                                                  (Footnotes from previous page)

(1) The total value of all perquisites and other personal benefits received by such individual was less than the lesser of $50,000 or ten percent of the total salary of and bonus paid or accrued by the Company for services rendered by each officer during the fiscal year.

(2) The amounts shown include (i) $41, $540, $265 and $115 of life insurance premiums paid by the Company during 1994 for the benefit of David J. Glimcher, Herbert Glimcher, William R. Husted and Fred A. Zantello, respectively, (ii) $41, $504, $265, $59 and $180 of life insurance premiums paid by the Company during 1995 for the benefit of David J. Glimcher, Herbert Glimcher, William R. Husted, Timothy C. Getz and Fred A. Zantello, respectively, and (iii) $168 of life insurance premiums paid by the Company during 1996 for the benefit of each of the Named Executives.

(3) Mr. Getz did not commence employment with the Company until 1995.

(4) Mr. Zantello resigned as an executive officer of the Company on January 3, 1997. At such time, all of Mr. Zantello's options, none of which had been exercised, were cancelled.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 1996 to the Named Executives. The Company did not grant any share appreciation rights during 1996.

                                                         INDIVIDUAL GRANTS
                       --------------------------------------------------------------------------------------
                                                PERCENT OF
                           NUMBER OF          TOTAL OPTIONS
                           SECURITIES           GRANTED TO       EXERCISE OR                     GRANT DATE
                       UNDERLYING OPTIONS       EMPLOYEES        BASE PRICE      EXPIRATION     PRESENT VALUE
        NAME               GRANTED(#)         IN FISCAL YEAR       ($/SH)           DATE           ($)(1)
---------------------  ------------------     --------------     -----------     ----------     -------------
David J. Glimcher....        50,000                17.1            $ 17.00        3/14/2006        $23,245
Herbert Glimcher.....        50,000                17.1            $ 17.00        3/14/2006        $23,245
William R. Husted....        10,000                 3.4            $ 17.00        3/14/2006        $ 4,649
Fred A. Zantello.....        10,000                 3.4            $ 17.00        3/14/2006        $ 4,649

---------------

(1) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is executed. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                     END AND FISCAL YEAR END OPTION VALUES

     During the fiscal year ended December 31, 1996, none of the Named Executives exercised any options granted to them. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives.

                                                                                    VALUE OF UNEXERCISED
                                                   NUMBER OF SECURITIES                 IN-THE-MONEY
                                              UNDERLYING UNEXERCISED OPTIONS             OPTIONS AT
                                                HELD AT DECEMBER 31, 1996            DECEMBER 31, 1996
                    NAME                        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
--------------------------------------------  ------------------------------    ----------------------------
David J. Glimcher...........................           33,333/66,667                  $58,333/$279,167
Herbert Glimcher............................           33,333/66,667                  $58,333/$279,167
William R. Husted...........................            8,333/14,167                  $ 14,583/$57,292
Timothy C. Getz.............................            5,000/10,000                  $  8,125/$16,250
Fred A. Zantello............................           16,667/18,333                  $ 29,167/$64,853

---------------

(1) An individual upon exercise of an option, does not receive cash equal to the amount contained in the column "Value of Unexercised In-the-Money Options at December 31, 1996." Instead, the amounts contained in such column reflect the increase in the price of the Common Shares from the option grant date to December 31, 1996, in each case multiplied by the number of Common Shares covered by the option. The increases reflected above are based on the closing price of $22.00 per Common Share on the New York Stock Exchange on December 31, 1996. No cash appreciation is realized until the Common Shares received upon exercise of an option are sold.

1993 TRUSTEE SHARE OPTION PLAN AND 1993 EMPLOYEE SHARE OPTION PLAN

     Prior to the Company's initial public offering in January 1994, the Option Plans were adopted by the Board and all of the then current shareholders. The Option Plans' administrators currently consist of Messrs. Philip G. Barach, Oliver Birckhead, E. Gordon Gee, David J. Glimcher, Herbert Glimcher and Alan R. Weiler, who are also the members of the Executive Compensation Committee.

     The Option Plans provide for the grant of options to purchase Common Shares to eligible participants and the grant of share appreciation rights and reload options in connection with such underlying options. The Option Plans were designed to attract, retain and motivate key employees by granting them options to purchase Common Shares. The persons entitled to participate in the Trustee Plan are those trustees of the Company or trustees or directors of any of the Company's subsidiaries or affiliates as the Executive Compensation Committee shall select from time to time. Eligible participants of the Employee Plan consist of those key employees, (other than trustees or directors) of the Company, or any of its subsidiaries or affiliates, as the Executive Compensation Committee shall select from time to time.

     The Option Plans provide for the grant of a maximum of 700,000 options to purchase Common Shares under the Trustee Plan and 400,000 options to purchase Common Shares under the Employee Plan, and permit the granting of share options to employees which are either "incentive share options" ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified share options" ("NSOs").

     Subject to the terms of the Option Plans, the Executive Compensation Committee determines the recipients of ISOs, NSOs (including reload options) and share appreciation rights and the number of such awards to be granted under the Option Plans. As of December 31, 1996, options to purchase 242,000 and 284,800 Common Shares were outstanding under the Trustee Plan and Employee Plan, respectively, 90,333 and 76,333 options of which were exercisable as of December 31, 1996 under the Trustee Plan and Employee Plan, respectively.

                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

     The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to the officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the employee and the Company.

     The key elements of the Company's executive compensation package are base salary, annual bonus and share options. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company for the fiscal year ended December 31, 1996, are discussed below.

  Base Salaries

     In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 1996, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual. In determining the base salary granted to David J. Glimcher, the Company's chief executive officer, for the fiscal year 1996, the Executive Compensation Committee took into account the experience and performance of Mr. Glimcher, as well as the Company's performance, share appreciation and total return to shareholders.

  Annual Bonus

     In 1996 the Executive Compensation Committee approved an incentive compensation plan pursuant to which executive officers were entitled to receive bonuses based on their annual base compensation and management level. In fiscal 1996, bonuses were granted to the executive officers in amounts ranging from 15% to 26% of the annual base compensation of the respective officers. In determining the 1996 bonus amounts, the Executive Compensation Committee reviewed the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long term strategic growth of the Company, as well as other matters as the Executive Compensation Committee deemed appropriate.

  Share Options

     Under the Option Plans, both of which were approved by the Company's shareholders, options to purchase Common Shares may be granted to the Company's executive officers. The Option Plans' administrators currently consist of the members of the Executive Compensation Committee who determine guidelines for the size of share option awards based on factors, including competitive compensation data, which also are considered in determining base salaries and annual bonus.

     It is the intention of the Executive Compensation Committee to enhance the working incentive and productivity of the Company's executive officers by granting share options to such persons. The Executive Compensation Committee considers share options to be a successful method of linking the interests of executives and the trustees with those of the shareholders. Share options have been and generally will continue to be granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Option Plans' administrators. The Executive Compensation Committee believes that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee or a trustee of the Company until his options are fully vested and unless the Common Shares appreciate in value.

     During fiscal year 1996, options to purchase Common Shares were granted under the Employee Plan to certain of the executive officers of the Company. Such options entitled the recipients to purchase Common Shares in amounts ranging from 10,000 Common Shares to 50,000 Common Shares.

  Omnibus Budget Reconciliation Act Implications for Executive Compensation

     It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company beginning in 1994. In this regard, the Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, no executive officer has received during 1996 nor is it anticipated that any executive officer of the Company will receive any such compensation in excess of this limit during 1997. Therefore, during 1996, the Executive Compensation Committee did not take any action to comply with the limit. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

  Conclusion

     The goal of the Executive Compensation Committee is to enhance the profitability of the Company, and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

     To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of such executive's responsibilities and efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

     In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

     Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

     The foregoing report has been furnished by the Executive Compensation Committee.

                                        Philip G. Barach
                                        Oliver Birckhead
                                        E. Gordon Gee
                                        David J. Glimcher
                                        Herbert Glimcher
                                        Alan R. Weiler
March 28, 1997

                         SHARE PRICE PERFORMANCE GRAPH

     The following table compares the cumulative total shareholder return on the Common Shares for the period commencing January 26, 1994(1) through December 31, 1996 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index(2) ("NAREIT Index") for the period commencing January 1, 1994 through December 31, 1996. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on January 1, 1994, and in the Common Shares on January 26, 1994 and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                         SHARE PRICE PERFORMANCE GRAPH

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)          GRT TOTAL RETURN         NAREIT           S&P 500 INDEX
1/1/94                                          100.00              100.00              100.00
12/31/94                                        117.10              103.17              101.31
12/31/95                                        101.73              118.92              139.23
12/31/96                                        143.65              160.86              171.24

---------------

*GRT Initial Public Offering was 1/26/94

(1) Since the Company did not commence operation until January 26, 1994, which is the date the Company's initial public offering was consummated, no data prior thereto is available.

(2) The NAREIT Equity REIT Total Return Index (consisting of 198 companies with a total market capitalization of $88.8 billion) is maintained by the NAREIT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with its initial public offering, the Company and its affiliates acquired several properties (the "Glimcher Properties," or singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities, or the beneficial owners of such entities, affiliated with Herbert Glimcher and David Glimcher (collectively, the "Glimcher Entities"). In addition, at that time the Company was granted options ("Purchase Options") to purchase, at the lower of cost or 90% of its fair market value (as determined by a third party independent appraiser selected by the independent trustees), the interest of certain of the Glimcher Entities described above, who are also executive officers of the Company, in such parcels. As of December 31, 1996, the Company had Purchase Options in connection with the following parcels: (i) five undeveloped outparcels contiguous to four of the Glimcher Properties aggregating approximately 94.4 acres, of which management believes that four parcels are best suited to residential or other non-retail development and one parcel is owned in partnership where the minority partner has not consented to a transfer of such parcel to the Company; (ii) an approximately 64.8 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; (iii) an approximately 9.43 acre parcel of undeveloped land located in Washington Courthouse, Ohio, which is not contiguous to any of the Glimcher Properties; and (iv) various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from one acre to approximately 36.6 acres. Each such option is exercisable only if the respective parcel is developed as a retail property.

     During the year ended December 31, 1996, Glimcher Properties Limited Partnership, a Delaware limited partnership of which a wholly owned corporation of the Company is general partner (the "the Partnership"), exercised its Purchase Option with respect to an approximately 6.6 acre parcel in Heath, Ohio. Such parcel was acquired by the Partnership for an aggregate purchase price of $215,125.78 from Indian Mound Mall Associates Limited Partnership. The partners of Indian Mound Mall Associates Limited Partnership include David J. Glimcher, Herbert Glimcher and Robert Glimcher (the brother of David J. Glimcher and son of Herbert Glimcher). The purchase price was equal to the cost of such parcel to Indian Mound Mall Associates Limited Partnership which was less than 90% of the fair market value of such parcel.

     Certain of the transferors of the Glimcher Properties (i.e. Herbert Glimcher, all of Herbert Glimcher's children, including David Glimcher and Michael Glimcher, Fred A. Zantello and a brother of Herbert Glimcher), who are also executive officers of the Company and/or immediate family members of such executive officers, own passive investments in certain tenants at some of the Company's properties. Annual rents paid by and accounts receivable due from such tenants for the year ended December 31, 1996 were $580,000 and $27,000, respectively, are transferors of certain Glimcher Properties. The transferors of the Glimcher Properties believed at the time such leases were executed that their terms with such tenants were no less favorable to the landlord than those obtainable from independent third-party tenants.

     Pursuant to the partnership agreement (the "Partnership Agreement") of the Partnership, Herbert Glimcher and David J. Glimcher, limited partners of the Partnership, agreed to indemnify the Partnership, the general partner of the Partnership and the Company from and against all liability incurred by them as a result of any inaccuracy in a representation or warranty made with respect to certain of the Company's properties in connection with the Company's initial public offering. As security for such indemnification obligations, Herbert Glimcher and David J. Glimcher granted to the Partnership a lien on their limited partnership interests in the Partnership and all Common Shares acquired by them in connection with the Company's initial public offering. In August 1994, 106,275 of Herbert Glimcher's Common Shares were released from the lien granted to the Partnership and pursuant to the terms of the Partnership Agreement, in lieu thereof, Herbert Glimcher consented to personal liability for his indemnification obligations to the extent of the value of the released Common Shares. The aggregate value of the aforesaid security interest and personal liability was approximately $44.9 million on December 31, 1996. Herbert Glimcher and David J. Glimcher have a conflict of interest with respect to their obligations as trustees and executive officers of the Company in connection with enforcement of the terms of the Partnership Agreement.

     Effective January 1994, the Company engaged Start Marketing, Inc., a company wholly owned by Herbert Glimcher. Start Marketing, Inc. provides, on behalf of the Company, certain services with respect to the Company's mall properties which services, if rendered by the Company, may result in the receipt of non-qualified rental income by the Company, and thus, may jeopardize the Company's status as a REIT. Total income and expenses recognized by Start Marketing, Inc. as of December 31, 1996 were approximately $224,000 and $223,000, respectively, with net income realized of approximately $1,000.

     In addition, in fiscal 1996, the Company reimbursed The Glimcher Company and Corporate Flight, Inc., each of which is wholly owned by Herbert Glimcher, $20,000 and $58,605, respectively, for the use, in connection with Company related matters, of a bus and an airplane owned by The Glimcher Company and Corporate Flight, Inc., respectively.

     Alan R. Weiler, trustee and a nominee for a three-year term as trustee, is the president of Archer-Meek-Weiler Agency, Inc., a general insurance agency, which has received fees from the Company in connection with the placement of certain insurance policies for the Company. The aggregate fees received by Archer-Meek-Weiler Agency, Inc. for providing such services during the fiscal year 1996 were approximately $128,000.

     In March 1996, Terry A. Schreiner commenced employment as an executive officer of the Company. At such time, the Company agreed that, upon Mr. Schreiner's termination of his employment for any reason, it would pay Mr. Schreiner $75,000 plus a pro rata share of any unpaid annual bonus which had accrued through the date of such termination.

     On October 16, 1996, the Company formed Glimcher Development Corporation, a wholly owned non-qualified REIT subsidiary ("GDC"), whose shareholders are: (i) the Partnership (holding a 95% non-voting economic interest in GDC), and (ii) Herbert Glimcher, David J. Glimcher, and Michael P. Glimcher (collectively holding a 100% voting interest and a 5% economic interest in GDC). The Company transferred 51 of its employees in the construction, development, leasing and legal departments to GDC. GDC will provide services for a fee, to the Company, to ventures in which the Company has an ownership interest and to third parties. GDC will allow the REIT to earn non-qualified revenues without jeopardizing its REIT status.

     In December 1996, the Partnership and Fred A. Zantello, Executive Vice President of the Company and Glimcher Properties Corporation, the general partner of the Partnership, until his resignation in January 1997, entered into a Severance Agreement pursuant to which the Partnership agreed to pay Mr. Zantello upon his resignation (i) a lump sum payment in the amount of $83,333.36, (ii) one month compensation for carryover vacation in the amount of $10,416.67, and (iii) medical and dental benefits under COBRA through August 31, 1997.

     The foregoing transactions were approved by the members of the Audit Committee of the Board.

ADDITIONAL INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     On February 14, 1994, the Board established an Executive Compensation Committee, the function of which is to determine compensation for the executive officers of the Company. The Executive Compensation Committee consists of Philip
G. Barach, Oliver Birckhead, E. Gordon Gee, David J. Glimcher, Herbert Glimcher and Alan R. Weiler. In addition, the members of the Executive Compensation Committee administer the Option Plans and determine the number of options granted to the trustees and employees of the Company under the Option Plans. Other than David J. Glimcher, who is the President and Chief Executive Officer of the Company, and Herbert Glimcher, who is the Chairman of the Company, none of the members of the Executive Compensation Committee are employees of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee and Named Executive and by all trustees and executive officers as a group as of March 12, 1997.

                                                                            AMOUNT
                           NAME AND ADDRESS                              BENEFICIALLY      PERCENT
                        OF BENEFICIAL OWNER(1)                           OWNED(2)(3)     OF CLASS(4)
-----------------------------------------------------------------------  ------------    -----------
Herbert Glimcher.......................................................     1,338,524(5)     5.8%
David J. Glimcher......................................................       887,315(6)     3.9%
William R. Husted......................................................        31,921(7)     .14%
Timothy C. Getz........................................................         8,270(8)     .04%
Fred A. Zantello.......................................................       123,739(9)     .56%
Philip G. Barach
  Kenwood Professional Building
  9403 Kenwood Road, Suite D100
  Cincinnati, Ohio 45242...............................................         7,900(10)     .04%
Oliver Birckhead
  PNC Bank
  201 East Fifth Street, Suite 1000
  Cincinnati, Ohio 45202...............................................         7,900(10)     .04%
E. Gordon Gee
  Office of the President
  The Ohio State University
  190 North Oval Mall
  Columbus, Ohio 43210...............................................         2,000(12)     .01%
Alan R. Weiler
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mount Street, Suite 308
  Columbus, Ohio 43215.................................................         2,000(12)     .01%
All trustees and executive
  officers as a group (12 persons).....................................         2,000(12)     .01%

---------------

 (1) Unless otherwise indicated, the address for each such individual is 20 South Third Street, Columbus, Ohio 43215.

 (2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

 (3) Several of the trustees and executive officers of the Company own Units of partnership interest in Glimcher Properties Limited Partnership, a Delaware limited partnership, which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-forone basis.

 (4) Amount and Percent of Class was computed based on 21,888,931 Common Shares outstanding as of March 12, 1997, and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within 60 days of the date of this Proxy Statement.

 (5) Includes 106,275 Common Shares owned by the Herb and DeeDee Glimcher Charitable Trust of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units

                                              (Footnotes continued on next page)

                                        (Footnotes continued from previous page)

     held by Mr. Glimcher's wife and 66,667 of Mr. Glimcher's 100,000 options, of which 50,000 options became fully vested on January 26, 1997 and 16,667 options vested on March 14, 1997. Also includes 10,000 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 2,000 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren of which Mr. Glimcher's wife is trustee.

 (6) Includes 598,280 Units held by Mr. Glimcher, 3,582 Units held by The David
     J. Glimcher Company which is wholly owned by Mr. Glimcher and 205,366 Units held by trusts for the benefit of Michael Glimcher and Ellen Glimcher, siblings of Mr. David J. Glimcher, of which Mr. David J. Glimcher is co-trustee. Also includes 1,500 Common Shares owned by The David J. Glimcher Company, 1,500 Common Shares owned by Mr. Glimcher's wife, 1,000 Common Shares owned by Mr. Glimcher as custodian for his children, 6,900 Common Shares owned by trusts, of which Mr. Glimcher's wife is trustee or co-trustee, and 1,000 Common Shares owned by a trust, of which Mr. Glimcher is cotrustee. Also includes 66,667 of Mr. Glimcher's 100,000 options, of which 50,000 options became fully vested on January 26, 1997 and 16,667 options vested on March 14, 1997.

 (7) Represents Units held by such individual and approximately 15,833 of Mr. Husted's 22,500 options, of which 12,500 options became fully vested on January 26, 1997 and 3,333 options vested on March 14, 1997.

 (8) Includes 5,000 of Mr. Getz's 15,000 options which 5,000 options vested on September 19, 1996.

 (9) Represents Units held by such individual and 28,333 of Mr. Zantello's 35,000 options, of which 25,000 options became fully vested on January 26, 1997 and 3,333 options vested on March 14, 1997.

(10) Includes 2,000 options which are immediately exercisable.

(11) Includes 10,375 Common Shares owned by a trust for the benefit of Mr. Birckhead, of which Mr. Birckhead is the trustee and 1,000 options which are immediately exercisable.

(12) Represents options which are immediately exercisable.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of the Common Shares by each person, other than the trustees and the Named Executives, known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares as of the dates indicated below.

                                                                          AMOUNT
                              NAME AND                                 BENEFICIALLY     PERCENT
                          BUSINESS ADDRESS                               OWNED(1)       OF CLASS
---------------------------------------------------------------------  ------------     --------
Cohen & Steers.......................................................     2,240,400(2)    10.24%
Capital Management, Inc.
  757 Third Avenue
  New York, New York 10017
Ohio PERS............................................................     1,500,000(3)     6.85%
277 East Town Street
  Columbus, Ohio 43215
The Prudential Insurance.............................................     1,166,593(4)     5.33%
Company of America
  Prudential Plaza
  Newark, New Jersey 07102-3777

---------------

(1) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

                                              (Footnotes continued on next page)

                                        (Footnotes continued from previous page)

(2) The person has sole voting power with respect to 2,006,600 of such Common Shares and sole dispositive power of all 2,240,400 of such Common Shares. The information provided above has been obtained by the Company from an Amendment No. 2 to a Schedule 13G Statement dated January 29, 1997 and filed by Cohen & Steers Capital Management, Inc. with the Securities and Exchange Commission on January 29, 1997, pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(3) The information provided above has been obtained by the Company from a
    Schedule 13G Statement dated January 31, 1997 and filed by Ohio PERS with the Securities and Exchange Commission on February 14, 1997, pursuant to
    Section 13(g) of the Exchange Act.

(4) The person has sole voting and dispositive power with respect to 4,900 of such Common Shares and shared voting and dispositive power with respect to 1,161,693 of such Common Shares. The information provided above has been obtained by the Company from an Amendment No. 1 to a Schedule 13G Statement dated January 29, 1997 and filed by The Prudential Insurance Company of America with the Securities and Exchange Commission on January 29, 1997, pursuant to Section 13(g) of the Exchange Act.

                                 SECTION 16(a)
                        BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and greater than 10% beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1996, all of its trustees, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996 except Oliver Birckhead who filed a late Form 4 in connection with an acquisition of Common Shares in April 1996.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 28, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 1996, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

                                 OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

                                            By Order of the Board Trustees

                                            GEORGE A. SCHMIDT
                                            Secretary

March 28, 1997

                             GLIMCHER REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     THIS PROXY IS SOLICITED BY MANAGEMENT

The undersigned shareholder of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Herbert Glimcher and David J. Glimcher and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, May 12, 1997 at 11:00 a.m. at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. The election of the following persons as trustees of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

          DAVID J. GLIMCHER
      [ ] FOR such nominee                                     [ ] WITHHELD as to such nominee
          HERBERT GLIMCHER
      [ ] FOR such nominee                                     [ ] WITHHELD as to such nominee

                                    (Continued and to be signed on reverse side)

2. The ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997.

      [ ] FOR                                [ ] AGAINST                            [ ] ABSTAIN

3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                                 [ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                                                  PLEASE SIGN EXACTLY AS NAME
                                                  APPEARS HEREON AND DATE. IF
                                                  THE SHARES ARE HELD JOINTLY,
                                                  EACH HOLDER SHOULD SIGN. WHEN
                                                  SIGNING AS AN ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN OR AS AN
                                                  OFFICER SIGNING FOR A
                                                  CORPORATION, PLEASE GIVE FULL
                                                  TITLE UNDER SIGNATURE.

                                                  Date                    , 1997
                                                      --------------------

                                                 ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature, if held jointly

                                                    Votes must be indicated by
                                                    filling in (x) in black or
                                                            blue ink.

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                   Proxy Card